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Exhibit 10.11

Discovery Holding Company
12300 Liberty Boulevard
Englewood, Colorado 80112

        June 24, 2005

Discovery Communications, Inc.
One Discovery Place
Silver Spring, MD 20910

  Re:
  Discovery Holding Company Information Requirements

Dear Sir:

        Reference is made to the Shareholders Agreement of Discovery Communications, Inc., dated as of November 30, 1991 (as amended, the "Shareholders Agreement"), among Discovery Communications, Inc. ("Discovery"), John S. Hendricks, Advance/Newhouse Programming Partnership ("Newhouse"), Cox Communications Holdings, Inc. ("Cox") and LMC Discovery, Inc., and, for certain limited purposes, Liberty Animal, Inc. and Liberty Media Corporation ("LMC"). As we have previously discussed, LMC is proceeding with its plans to distribute (the "Distribution") to its stockholders shares of common stock of Discovery Holding Company ("DHC"). Among other assets, DHC will hold all of the capital stock of LMC Discovery, Inc., which holds LMC's interest in Discovery, and Liberty Animal, Inc., which holds LMC's interest in Animal Planet, L.P., a subsidiary of Discovery. Following the Distribution, DHC will be a separate public company with its common stock registered pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and listed and traded on a national security exchange or NASDAQ. This letter agreement ("Letter Agreement") sets forth certain arrangements relating to the provision of financial and other information regarding Discovery and its subsidiaries (collectively, the "Discovery Group") in connection with certain public filings and disclosures of DHC.

        The parties, intending to be bound, hereby agree as follows:

1.
Financial and Other Information.

        (a)   (1) Discovery agrees to use commercially reasonable efforts to provide to DHC, not later than the dates to be specified pursuant to this Letter Agreement, (x) the applicable historical financial information regarding the Discovery Group set forth on Exhibit A hereto (the "Required Discovery Information") and (y) such other and additional financial and other business information regarding the Discovery Group reasonably requested from time to time by DHC and reasonably necessary for DHC to comply with its reporting and disclosure obligations under applicable securities laws (the "Additional Discovery Information," and together with the Required Discovery Information, the "Discovery Information"), for use and inclusion in DHC's filings, reports and disclosure documents and related meetings and conference calls (the "DHC Reports"), including the following:

          (i)    periodic, interim and other reports of DHC required to be filed with or furnished to the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act;

          (ii)   registration statements, prospectuses and private placement memoranda (including any related exhibits) for use in connection with the offering and sale of DHC securities registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act", and together with the Exchange Act, the "Securities Laws"), or exempt from such registration under the Securities Act;

          (iii)  listing applications and reports required to be filed with or furnished to any securities exchange or market upon which the securities of DHC are listed or traded;

          (iv)  annual reports, proxy statements, information statements and other communications required to be transmitted to the holders of DHC's securities;

          (v)   earnings releases and related conference calls; and

          (vi)  the Form 10 filed by DHC with the SEC on March 15, 2005, as amended as of May 9, 2005, in connection with the registration of DHC's securities under the Exchange Act, and any further amendments thereto.

        (2)   The Discovery Information will not include (x) forecasts or projections, unless required pursuant to the Securities Laws or by the staff of the SEC to be included in any DHC Report or otherwise made public by Discovery or (y) so long as Discovery is not a subsidiary of DHC for purposes of the Exchange Act, certifications or representations by any member of the Discovery Group, any of such member's officers (which, with respect to Discovery will, for purposes of this Letter Agreement, include the Chairman of Discovery, whether or not an officer), employees, agents or directors (if any), or any Discovery stockholder (other than John Hendricks) or director, officer, employee or agent of any such Discovery stockholder (collectively, a "Discovery Stockholder") related to or in connection with any certification provided by any officer of DHC pursuant to the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder ("SOX") or the Securities Laws. Nothing in this Letter Agreement will require any member of the Discovery Group or any of its directors, officers, employees or agents or any Discovery Stockholder to comply with any provision of SOX or the Securities Laws, including, without limitation, (i) any provision related to reports by management on disclosure controls and procedures or reports by management or Discovery's independent auditors on internal control over financial reporting (provided, that to the extent such information is prepared in the ordinary course of business or is part of any auditor report and such information is required by the Securities Laws or SOX to be included in any DHC Report, then subject to any required consent of Discovery's independent auditor, such information will, subject to Section 1(b)(ii) (for purposes of which, such information will be deemed Additional Discovery Information), be made available to DHC and may be used in the DHC Reports, but no management certification will be required), (ii) certifications under sections 302 or 906 of SOX, (iii) prohibitions on loans to directors and officers under section 402 of SOX, (iv) audit committee requirements or (v) section 16 of the Exchange Act, in each case, except in the event and to the extent that Discovery becomes subject to SOX or the Exchange Act other than as a result of its obligations under this Letter Agreement. DHC acknowledges that, under the Exchange Act as currently in effect, Discovery is not considered a subsidiary of DHC.

        (b)   (i) Notwithstanding anything to the contrary set forth in this Letter Agreement, Discovery will be required to deliver to DHC as provided herein, and DHC will be entitled to use and disclose in the DHC Reports, the Required Discovery Information. Such use and disclosure of the Required Discovery Information will be in a manner consistent with the Securities Laws and any stock exchange and stock market rules or regulations in each case applicable to the particular DHC Report in which it is to be used and DHC will be permitted to include, in whole or in part, all Required Discovery Information in the applicable DHC Report, including any analyses or derivations based upon such Required Discovery Information. The Required Discovery Information will not be subject to the restrictions or limitations set forth in subsection (ii) of this Section 1(b).

        (ii)   In the event that Discovery determines, in its reasonable business judgment, that the disclosure in a DHC Report of Additional Discovery Information provided or being provided to DHC (other than (x) any information that has previously been disclosed publicly or made publicly available (other than by DHC in breach of its obligations hereunder) or which Discovery or any member of the Discovery Group is required to disclose publicly by law, rule or regulation and (y) information with respect to Potential Discovery Transactions (as defined below), the disclosure of which information is provided for in Section 1(d) hereof) could reasonably be expected to have an adverse effect on Discovery in any material respect, it will so notify DHC in writing (stating the reasons for its determination that such disclosure would have such an adverse effect) and DHC will not be permitted to disclose the specified Additional Discovery Information in the DHC Reports unless and until (x) such information becomes publicly available (other than as a result of DHC's breach of its obligations hereunder), or (y) the parties reasonably determine that such disclosure would not result in such adverse effect on Discovery. Further, (i) in the event that any portion of the Additional Discovery Information to be provided to DHC pursuant to this Letter Agreement includes non-public information which Discovery reasonably determines is proprietary or otherwise confidential, and which is material to Discovery, it will mark such portions of the information "confidential" and notify DHC in writing, stating the reasons it believes such information is confidential; (ii) to the extent such information is proposed to be included in the DHC Reports, then Discovery may request that DHC not include such confidential information or, to the extent DHC reasonably determines that such information is required to be included in any DHC Report, request that DHC seek confidential treatment for such information; (iii) if DHC and its Advisors (as defined below) determine that such information is not required to be included, DHC will keep such information confidential and not disclose it; (iv) in the event DHC and its Advisors reasonably determine that such information is required to be included in the DHC Reports and so notify Discovery, then upon the prompt request of Discovery, management of DHC, together with its Advisors and in consultation with Discovery, and with Discovery's good faith cooperation, will prepare and file appropriate requests for confidential treatment with the applicable regulatory agencies, and DHC will use all its commercially reasonable efforts to obtain confidential treatment of such information; and (v) the costs and expenses relating to such request for confidential treatment will be borne by DHC (without duplication of amounts payable by DHC pursuant to Section 2 hereof). Notwithstanding the foregoing, nothing herein will obligate DHC to exclude such information deemed proprietary or confidential by Discovery, seek such confidential treatment or delay filing of any DHC Report, if such exclusion, seeking such confidential treatment or delaying such filing would cause DHC to be in violation of any law, rule or regulation (including stock exchange or stock market regulations); provided, however, that to the extent practicable, DHC agrees to provide Discovery with at least two business days' advance notice of its decision to include such information in order to permit Discovery to seek such relief as it deems appropriate. The term "Advisors" means the attorneys, accountants, consultants and other agents of DHC or Discovery, as applicable.

        (c)   Not later than December 31 of each year, DHC will deliver to Discovery a schedule (the "Filing Schedule") setting forth the anticipated dates for the filing of DHC's periodic and other regularly scheduled reports (including the proxy statement for its annual meeting of stockholders for the following year), a description of the type of financial and other information regarding the Discovery Group which DHC expects to include in each such report, and proposed dates for Discovery to deliver initial drafts of such information. DHC will provide Discovery with prompt notice of any changes in the Filing Schedule and any additional DHC Reports not specified in the Filing Schedule (such as any special meetings of stockholders), the Discovery Information that DHC believes to be required in connection with such additional or changed DHC Reports, the proposed or revised date of filing of such DHC Reports, and the dates by which Discovery Information is to be delivered to DHC for inclusion therein. Discovery will use commercially reasonable efforts to cause the Discovery Information to be provided on a timely basis (but no later than the dates specified in the Filing Schedule or by supplemental notice to Discovery, provided, that, with respect to additional filings or changes to the Filing Schedule, reasonable advance notice of such changed or additional filing dates has been given). DHC acknowledges and agrees that delivery of the Additional Discovery Information to it will not constitute a waiver of any rights of Discovery pursuant to Section 1(b) to restrict or limit the Additional Discovery Information to be included in the DHC Reports.

        (d)   Upon the request of DHC and as reasonably necessary to satisfy DHC's obligations under the Securities Laws, Discovery will use commercially reasonable efforts to make, and to cause its subsidiaries to make, those of its officers having responsibility for its financial reporting and business areas which relate to the matters included in the Discovery Information ("Applicable Officers") and (subject to professional standards and practices applicable to any such Advisor, including, without limitation, attorney-client privilege and auditing standards and practices to the extent applicable) its Advisors reasonably available at reasonable times and places for consultations and discussions with DHC and its Advisors regarding the Discovery Information to be included in the DHC Reports. The parties acknowledge that DHC's independent auditor may be required by the Securities Laws and applicable auditing standards and practices to rely on procedures performed by Discovery's independent auditor with respect to Discovery's quarterly and annual financial statements. Discovery will use its commercially reasonable efforts to cause its independent auditor to perform an audit of its annual financial statements and quarterly review of its interim financial statements, and provide the results thereof to DHC and its independent auditor in accordance with the applicable Filing Schedule. In addition, Discovery will use commercially reasonable efforts to cause its independent auditor to cooperate with DHC and DHC's independent auditor to provide the necessary accountants' consents required under the Securities Laws to be filed or included in any DHC Report and to respond to questions related thereto. Upon the request of DHC, Discovery will use commercially reasonable efforts to make, and to cause its subsidiaries to make, their Applicable Officers reasonably available at reasonable times and places for DHC's presentations to securities analysts and at industry trade meetings and conferences unless Discovery determines, in its reasonable business judgment, that such Applicable Officers should not be made available for such purposes. Discovery also will use commercially reasonable efforts to provide information to DHC regarding potential material transactions involving the Discovery Group ("Potential Discovery Transactions"), and unless Discovery determines (and so notifies DHC) that the disclosure of information regarding a Potential Discovery Transaction or the timing of any such disclosure could, in Discovery's reasonable business judgment, (i) have an adverse effect on Discovery in any material respect or (ii) jeopardize Discovery's ability to enter into or complete such Potential Discovery Transaction (in either such case DHC will not be permitted to disclose such information), DHC will be permitted to include such information in the DHC Reports to the extent reasonably necessary to comply with the Securities Laws, provided that Discovery retains its rights with respect to such information pursuant to the provisions of Section 1(b)(ii) hereof with respect to proprietary or other confidential information. In addition, Discovery will notify DHC prior to public announcement by Discovery of such a Potential Discovery Transaction and will consider in good faith a request to coordinate such announcement with any related filing of a DHC Report. Managements of DHC and Discovery will apprise each other prior to engaging any accountants, consultants or other non-legal professional advisors (other than Outside Counsel (as defined below)) in connection with compliance with this Letter Agreement and the obligations of the parties hereunder in order to avoid potential conflicts of interest or other regulatory restrictions relating to accountants and consultants to each company.

        (e)   Discovery agrees that the provision of financial and other business information concerning Discovery and the members of the Discovery Group to be made to each holder of Discovery common stock will be made to each such holder on a non-discriminatory basis such that information provided to one such stockholder will be provided to all such stockholders, and unless approved by the holders of Discovery common stock in accordance with the Shareholders Agreement, Discovery will not withhold from any one stockholder information concerning Discovery and the members of the Discovery Group provided to any other holder of Discovery common stock. In addition, Discovery acknowledges and agrees that nothing in this Letter Agreement will limit or restrict the information concerning or relating to the Discovery Group required to be provided by Discovery to DHC or one or more of DHC's subsidiaries in its or their capacities as a Discovery Stockholder or to which DHC or one or more of DHC's subsidiaries is otherwise entitled; provided, that any public disclosure or dissemination of such information by DHC or any subsidiary of DHC will be subject to the terms of this Letter Agreement.

        (f)    Discovery will use commercially reasonable efforts to cause the financial information to be included in the Discovery Information that is required or purports to be prepared in accordance with United States generally accepted accounting principles as in effect from time to time ("GAAP") to be prepared in accordance with GAAP. In addition, Discovery will use its commercially reasonable efforts to cause such financial information to fairly present, in all material respects, the financial position and results of operations of Discovery and its subsidiaries as of the dates specified and for the periods covered thereby. In addition, Discovery will not, and will not permit any member of the Discovery Group or their respective directors, officers or employees to, and will use commercially reasonable efforts to cause its agents or Advisors not to, publicly disclose or announce information concerning Discovery or any member of the Discovery Group, which could reasonably be expected to cause the Discovery Information set forth in a DHC Report to be untrue or incomplete in any material respect, unless Discovery has provided DHC with prior written notice thereof.

2.
Reimbursement.

        DHC will reimburse Discovery for any and all Expenses (as defined below) incurred by any member of the Discovery Group in connection with Discovery's performance of its obligations pursuant to this Letter Agreement. DHC will pay such reimbursement amounts on a monthly basis in arrears not later than the 10th day following delivery to DHC of notice from Discovery setting forth in reasonable detail the calculation of such Expenses for such prior month, which notice will include copies of invoices or statements from Advisors or other third party service providers. The term "Expenses" means, as reasonably determined by Discovery, the reasonable fees, costs and expenses, including, without limitation, (x) a reasonable allocation of the internal costs and expenses (including, without limitation, a portion of the salary and benefits of and overhead attributable to employees of any member of the Discovery Group preparing such Discovery Information), (y) to the extent any member of the Discovery Group or any director, officer, employee or agent thereof is or becomes subject to any provision of SOX or the Securities Laws as a result of DHC's SEC reporting obligations, all fees, costs and expenses related to compliance with SOX or the Securities Laws and (z) fees, costs and expenses for the audits and quarterly reviews of Discovery's annual and interim financial statements and cooperation with DHC and its independent auditor by Discovery's independent auditor described in the third and fourth sentences of Section 1(d) hereof, incurred by Discovery or any other member of the Discovery Group in connection with Discovery's performance of its obligations pursuant to this Letter Agreement, in each case which are in addition to the fees, costs and expenses incurred by Discovery or such other member of the Discovery Group in connection with its preparation of financial and other information in the ordinary course of business. Notwithstanding the foregoing, DHC will not be obligated to reimburse Discovery for (i) Expenses required to be incurred by Discovery in the ordinary course of business irrespective of this Letter Agreement, including, without limitation, fees and expenses of its independent auditor incurred in connection with the audit of financial statements required to be delivered to lenders or persons other than DHC and Expenses incurred in preparing financial and other information delivered to Discovery Stockholders consistent with past practice and necessary for such Discovery Stockholders to satisfy their obligations under Delaware law, and (ii) the reasonable fees and disbursements of more than one outside counsel representing the members of the Discovery Group and the Discovery Stockholders, collectively, in connection with the performance of Discovery's obligations under Section 1 hereof, which counsel will be selected by Discovery, subject to approval by Discovery's stockholders pursuant to the Shareholders Agreement (such counsel, "Outside Counsel").

3.
Exculpation; Indemnification; Contribution; Insurance; Costs and Expenses of Actions.

        (a)   Notwithstanding any other provision of this Letter Agreement to the contrary, DHC agrees that no member of the Discovery Group, or any officer, individual director, employee or agent of any such member or, for so long as he owns any shares of common stock of Discovery, John Hendricks in his capacity as a stockholder of Discovery (in such capacity, the "Hendricks Stockholder"), will be liable to DHC or any of DHC's wholly owned subsidiaries for any monetary loss, liability, cost, claim, damage or expense based upon, arising out of or related to any DHC Report or information about Discovery or other information disseminated by DHC, any Discovery Information furnished by Discovery to DHC or the performance by any member of the Discovery Group or any of its directors, officers, employees or agents of Discovery's obligations hereunder (including, without limitation, any statement or performance by any Applicable Officer pursuant to the fifth sentence of Section 1(d) hereof); provided, however, that the provisions of this Section 3(a) will not limit or be deemed to release any member of the Discovery Group or any officer, director, employee or agent of any such member of the Discovery Group or the Hendricks Stockholder, from any liability based upon, arising out of or resulting from (i) any such person's gross negligence (it being agreed that negligence will be covered by this exculpation), reckless conduct or willful misconduct with respect to such person's obligations hereunder (including such obligations as an officer, director, employee or agent of a member of the Discovery Group) or (ii) the dissemination, disclosure or use of information concerning the Discovery Group by any such person, other than in a DHC Report, at DHC's request or direction or in accordance with Discovery's obligations under this Letter Agreement.

        (b)   Notwithstanding any other provision of this Letter Agreement to the contrary, DHC hereby agrees to indemnify and hold harmless each member of the Discovery Group and their respective officers, individual directors, employees and agents and the Hendricks Stockholder (the "Discovery Indemnitees") from and against any loss, liability, cost, claim, damage or expense (including, without limitation, reasonable attorneys' fees) (collectively, "Losses" (which term will not include Expenses subject to reimbursement pursuant to Section 2 hereof)), as incurred, based upon, arising out of or related to any claims, actions, proceedings, lawsuits or investigations (collectively, "Actions") commenced or brought by any person (including, without limitation, DHC or any Affiliate of DHC) other than any Discovery Indemnitee (other than a Discovery Indemnitee in its capacity, if applicable, as a stockholder of DHC), or Cox, Newhouse or any Affiliate (as defined below) of either or both of Cox or Newhouse based upon, arising out of or related to any DHC Report or information about Discovery or other information disseminated by DHC, any Discovery Information furnished by Discovery to DHC or the performance by any member of the Discovery Group or any of its directors, officers, employees or agents of Discovery's obligations hereunder (including, without limitation, any statement or performance by any Applicable Officer pursuant to the fifth sentence of Section 1(d) hereof); provided, however, that DHC will not be obligated to indemnify any Discovery Indemnitee with respect to any Losses which arise out of or result from (x) the gross negligence (it being agreed that negligence will be covered by this indemnity), reckless conduct or willful misconduct of any such Discovery Indemnitee or (y) the dissemination, disclosure or use, other than in a DHC Report, at DHC's request or direction or in compliance with Discovery's obligations under this Letter Agreement, by any Discovery Indemnitee, a Discovery Stockholder (other than DHC) or any Affiliate of any Discovery Indemnitee or Discovery Stockholder (other than an Affiliate of DHC) of information concerning the Discovery Group. In connection with any such Action for which it is obligated to indemnify such Discovery Indemnitees, DHC will assume and control the defense thereof, and, following such assumption by DHC, any fees and expenses of counsel incurred by any Discovery Indemnitee in connection with its or their continued participation in the defense of any such Action will be for such Discovery Indemnitee's account and will not be subject to indemnification pursuant to this Section 3(b); provided, however, that in the event Discovery, on behalf of the Discovery Indemnitees, reasonably determines, based upon advice of Outside Counsel, that there are one or more legal defenses available to the Discovery Indemnitees in such Action which are different from or in addition to those available to DHC which would cause a conflict of interest between the Discovery Indemnitees and DHC in the conduct of the defense of such Action, then the reasonable fees and expenses of separate counsel for the Discovery Indemnitees will be borne by DHC, which counsel will be selected by Discovery subject to approval by Discovery's stockholders pursuant to the Shareholders Agreement, on behalf of the Discovery Indemnitees; provided, that (x) DHC will not be obligated to pay the fees and expenses of more than one counsel for all Discovery Indemnitees with respect to any Action or separate but substantially similar or related Action or Actions arising out of the same general allegations or circumstances (collectively, "Related Actions") and (y) to the extent that DHC is required to indemnify any other persons in connection with the Action or Related Actions pursuant to a separate indemnification agreement (such other persons, the "Other Indemnitees") and to pay the fees and expenses of separate counsel to represent such Other Indemnitees, DHC will not be required to pay the reasonable fees and expenses of separate counsel for the Discovery Indemnitees and any such Other Indemnitees unless Discovery, on behalf of the Discovery Indemnitees, reasonably determines, based upon advice of Outside Counsel, that there are additional or different legal defenses available to the Discovery Indemnitees, on the one hand, and the Other Indemnitees, on the other hand, in such Action or Related Actions which would cause a conflict of interest between the Discovery Indemnitees and such Other Indemnitees in the conduct of the defense of such Action or Related Actions. For purposes of this Letter Agreement, the term "Affiliate" shall mean, with respect to any person or entity, any other person or entity that, directly or indirectly, controls, is controlled by or is under common control with such first-named person or entity, whether by ownership of voting securities, contract or otherwise; provided, that in the case of Newhouse, each of Newhouse Programming Holdings Corp. (and any successor in interest to its general partnership interest in Newhouse), Advance Programming Holdings Corp. (and any successor in interest to its general partnership interest in Newhouse) and any of their respective Affiliates shall be deemed an Affiliate of Newhouse.

        (c)   If the indemnification provided for in this Letter Agreement is for any reason held unenforceable or otherwise unavailable to a Discovery Indemnitee (other than pursuant to the terms hereof), then DHC will contribute to the amount paid or payable by a Discovery Indemnitee as a result of such Loss in such proportion as is appropriate to reflect the relative benefits to DHC on the one hand and Discovery on the other hand, in connection with the matters covered by this Letter Agreement or, if the foregoing allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of such Persons as well as any relevant equitable considerations.

        (d)   In the event DHC maintains a directors and officers liability insurance policy covering DHC or the directors, officers, employees or agents thereof, DHC will use its commercially reasonable efforts to cause (i) each member of the Discovery Group to be covered by such policy (to the extent such member can be insured under such policy without the incurrence of extraordinary expense and is otherwise permitted to be covered under the terms of such policy) to substantially the same effect as the most favorably insured of the equity affiliates of DHC and (ii) the directors, officers, employees and agents of the members of the Discovery Group to be covered by such policy (to the extent such person can be insured under such policy without the incurrence of extraordinary expense and is otherwise permitted to be covered under the terms of such policy) to substantially the same effect as the most favorably insured of DHC's directors, officers and employees. Nothing in this Letter Agreement will be construed as requiring DHC to maintain any insurance policy of the nature described in this Section 3(d).

        (e)   In the event of any claim, action or proceeding commenced by a party to enforce its rights hereunder or in connection with a breach or threatened breach by the other party, the costs and expenses (including reasonable legal fees and expenses related to such claim, action or proceeding) of the party prevailing in such claim, action or proceeding will be paid by the other party. In the event that neither party is the prevailing party as to all elements of such claim, action or proceeding, such costs and expenses will be allocated between the parties in such manner as the court involved in such claim, action or proceeding deems equitable.

        (f)    For purposes of this Letter Agreement, the term "person" shall mean any human being, corporation, partnership (general or limited), limited liability company, joint venture, trust, business trust or other entity.

4.
Successors and Assigns.

        Neither this Letter Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party. Any such assignment in contravention of this Letter Agreement will be void and will not relieve the assigning party of any obligation hereunder. Subject to the foregoing, this Letter Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

5.
Amendments.

        (a)   This Letter Agreement may not be amended or modified except pursuant to a writing executed by the parties hereto. Any consent given by a party hereunder will be in writing. For the avoidance of doubt, any amendment or modification of, or consent by Discovery pursuant to or under, this Letter Agreement will be subject to the provisions of Section 3.01(b) of the Shareholders Agreement.

        (b)   Each of Cox Communications Holdings, Inc. and Newhouse and any of its assignees in accordance with Article IX of the Shareholders Agreement will be, and will be deemed to be, a third party beneficiary of the last sentence of Section 5(a) and such provision may be enforced by any such third party beneficiary as if a party to this Letter Agreement.

6.
Third Parties.

        Except for any person designated as a third party beneficiary in Section 5(b) hereof with respect to the matters referred to in Section 5 hereof and any Discovery Indemnitee, nothing in this Letter Agreement, whether express or implied, will be construed to give any person (including, without limitation, the stockholders of DHC), other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Letter Agreement.

7.
Governing Law.

        This Letter Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws rules of such State to the extent such rules would require the application of the law of another jurisdiction.

8.
Jury Trial Waiver.

        EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.
Suspension; Termination.

        (a)   If, at any time after the date of this Letter Agreement, separate audited financial statements of Discovery are not required to be included in DHC Reports filed with the SEC pursuant to Rule 3-09 of Regulation S-X under the Exchange Act (or any successor regulation or provision thereunder), DHC's rights to include such financial statements in the DHC Reports for filing with the SEC will be suspended during any such period during which such separate financial statements are not so required to be included in the DHC Reports filed with the SEC; it being acknowledged, however, that the foregoing will not limit the right of DHC (or one or more of its subsidiaries) to receive the Required Discovery Information pursuant to this Agreement or otherwise.

        (b)   This Letter Agreement may be terminated (i) by mutual written consent of the parties hereto; (ii) by Discovery, if DHC has failed to perform in any material respect any of its covenants or other agreements contained in this Letter Agreement, which breach or failure to perform has not been cured by DHC within 30 days of notice to it by Discovery of such breach or failure to perform; or (iii) by DHC, if Discovery has failed to perform in any material respect any of its covenants or other agreements contained in this Letter Agreement, which breach or failure to perform has not been cured by Discovery within 30 days of notice to it by DHC of such breach or failure to perform. Upon any termination of this Letter Agreement pursuant to this Section 9(b), the provisions of this Letter Agreement will be of no further force and effect, provided that no such termination will affect the liabilities and obligations of the parties with respect to matters arising in respect of periods prior to such termination.

10.
Counterparts.

        This Letter Agreement may be executed in one or more counterparts, all of which will be considered one and the same instrument and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

11.
Notices.

        All notices and other communications required or permitted to be given by any provision of this Letter Agreement will be in writing and sent (a) by hand or overnight courier, or (b) by facsimile or email transmission (with acknowledgment received) confirmed by regular first class mail addressed to the intended recipient as follows, or to such other address as may be specified from time to time by like notice to the parties:

    If to DHC:

    Discovery Holding Company
    12300 Liberty Boulevard
    Englewood, Colorado 80112
    Telecopy: (720) 875-5382
    Attention: Legal Department
    Email: cyt@libertymedia.com

    with copies to:

    Baker Botts L.L.P.
    30 Rockefeller Plaza
    New York, New York 10112
    Telecopy: (212) 259-2530
    Attention: Frederick H. McGrath, Esq.
    Email: Frederick.McGrath@bakerbotts.com

    If to Discovery:

    Discovery Communications, Inc.
    One Discovery Place
    Silver Spring, MD 20910
    Telecopy: (240) 662-1489
    Attention: Mark Hollinger, Esq.
    Email: Mark_Hollinger@Discovery.com

    with copies to:

    Cox Communications, Inc.
    1400 Lake Hearn Drive
    Atlanta, GA 30319
    Telecopy: (404) 843-5845
    Attention: General Counsel
    Email: jim.hatcher@cox.com

    and

    Sabin, Bermant & Gould
    Four Times Square
    23rd Floor
    New York, NY 10036
    Telecopy: (212) 381-7226
    Attention: Craig D. Holleman, Esq.
    Email: cholleman@sbandg.com

Either party may from time to time specify a different address for notices by like notice to the other party. All notices and other communications given in accordance with the provisions of this Letter Agreement will be deemed to have been given and received (i) when delivered by hand or transmitted by facsimile or email (subject to acknowledgment of receipt) and, in the case of facsimile or email only, a copy of such notice is sent to the recipients no later than the next business day by a reliable overnight courier service, with acknowledgment or receipt) or (ii) one (1) business day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

12.
Severability.

        If any provision of this Letter Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Letter Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Letter Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

13.
Force Majeure.

        If Discovery is unable, in whole or in part, by reason of force majeure to carry out any obligation under this Letter Agreement, the performance of such obligation, to the extent and during the time that it is so affected, will be suspended and, to the extent and for the time so suspended, Discovery will have no liability whatsoever for the performance of such obligation. For purposes of this Letter Agreement, the term "force majeure" will mean any cause preventing such performance, including, without limitation, any act of God, breakdown or destruction of plant or equipment, sabotage, shortage of or inability to secure fuel, power, water, materials or labor, inability to secure or shortage of transportation, delay in transportation, strike, lockout or other labor dispute, public protest, civil unrest, war, invasion, acts of foreign enemies, hostilities (whether war or undeclared war), rebellion, revolution, insurrection of military, usurped power, requisition, confiscation, seizure or other expropriation by governmental authority, acts of terrorism, civil war, flood, earthquake, storms, typhoons, hurricanes, tsunamis, tornados, other natural disasters, government act or regulation, blockade, riot, accident, lightning, fire, explosion, epidemic, quarantine restriction or any other cause (whether of the kind specified herein or otherwise), but only to the extent any of the foregoing is beyond the control of Discovery.

        No event of force majeure will relieve Discovery from those of its obligations as are not suspended as provided above. Discovery will use its commercially reasonable efforts to ensure resumption of normal performance of the Letter Agreement as soon as practicable after the occurrence of any event constituting force majeure (except that Discovery will have no obligation hereunder to settle or cause to be settled any strike, lockout or other labor dispute affecting employees of the Discovery Group).

14.
Entire Letter Agreement.

        This Letter Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect to the subject matter hereof, other than the Shareholders Agreement.

15.
Specific Performance.

        DHC agrees that its sole remedy for any breach or threatened breach by any member of the Discovery Group of its obligations under this Letter Agreement, other than in the case of the gross negligence, reckless conduct or willful misconduct by any member of the Discovery Group, will be in the form of an order for specific performance, injunction, restraining order or other form of equitable relief not involving the payment of monies. In connection therewith, each party acknowledges and agrees that a breach by such party (and in the case of Discovery, any member of the Discovery Group) of this Letter Agreement will cause the other party hereto irreparable injury for which an adequate remedy at law is not available. Therefore, the parties agree that in the event of any such breach or threatened breach, the non-breaching party will be entitled to an order for specific performance, injunction, restraining order or other form of equitable relief from any court of competent jurisdiction restraining the breaching party (and, in the case of Discovery the applicable member of the Discovery Group) from committing any breach or threatened breach of, or otherwise specifically to enforce, any such provision of this Letter Agreement, in addition to any other remedies that such party may have at law or in equity (in the case of DHC, as limited by the first sentence of this Section 15).

        If the foregoing is in accordance with your understanding please indicate your agreement by signing below, at which time this Letter Agreement will constitute a binding agreement between us.

Very truly yours,
DISCOVERY HOLDING COMPANY
		By:	/s/ CHARLES Y. TANABE Charles Y. Tanabe Senior Vice President
Accepted and Agreed as of the date first above written:
DISCOVERY COMMUNICATIONS, INC.
By:	/s/ MARK HOLLINGER Name: Mark Hollinger Title: Senior Executive Vice President, General Counsel

EXHIBIT A

Required Discovery Information

        1.     Audited consolidated balance sheet of Discovery, as at the end of each calendar year, and the related audited statements of income and retained earnings and related audited statement of cash flows, together with all related notes and schedules thereto, which financial statements will set forth in comparative form such figures as at the end of and for the previous calendar year, and Discovery will use commercially reasonable efforts to have such materials accompanied by an opinion on the financial statements (without any qualifications or explanatory paragraphs) of independent certified accountants selected by Discovery, subject to approval by Discovery's stockholders pursuant to the Shareholders Agreement, with PricewaterhouseCoopers LLP deemed pre-approved.

        2.     Consolidated balance sheet of Discovery, as at the end of each of the first three quarters of each calendar year, and the related statements of income and retained earnings, related statement of cash flows and related statement of changes in shareholders equity for such quarter and related year to date periods which financial statements will set forth in comparative form such figures as at the end of and for such quarter and year to date periods in the previous calendar year.

        3.     Statements of income for each operating division (currently reported by Discovery as US Networks, International Networks, Commerce and Education). Such divisional income statements will be provided for each quarter on a comparative basis with the corresponding prior year period. Corresponding comparative divisional income statements for the related year to date periods will also be provided for each quarter.

        4.     Commitments and contractual obligations table for Discovery as of the end of each fiscal year and as of each quarter and information concerning any material changes to Discovery's commitments and contractual obligations, in each case, substantially in the form previously provided to LMC.

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Discovery Holding Company 12300 Liberty Boulevard Englewood, Colorado 80112
Required Discovery Information